EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-26047, 333-17025 and 333-17027) of Eagle
Pacific Industries, Inc. of our report dated February 4, 2000, except for the first paragraph of Note 4, as to which the date is March 13, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





/s/  PricewaterhouseCoopers LLP
      PricewaterhouseCoopers LLP

March 13, 2000